UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 7, 2005

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-2121

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Attached as an exhibit hereto is a press release dated March 7, 2005 issued by Verizon Communications Inc. (Verizon) containing additional information pertaining to Verizon’s March 4, 2005 dividend declaration and Verizon’s previously announced acquisition agreement with MCI, Inc. (MCI). This information was presented by Doreen Toben, Executive Vice President and Chief Financial Officer, during the Raymond James Institutional Investors Conference on March 7, 2005.

In addition to the information included in the attached press release, Doreen Toben provided an update on previously described potential dispositions of access lines. Given the recently announced agreement to acquire MCI, the timing and size of access line dispositions are being reevaluated. Ms. Toben noted that any decisions on access line dispositions would be withheld until further progress in the approval process for the MCI acquisition had been made, and the size of the dispositions will likely be much smaller than the range of 10 million to 15 million access lines previously considered.

Verizon intends to file a registration statement, including a proxy statement of MCI, and other materials with the Securities and Exchange Commission (SEC) in connection with the proposed transaction. We urge investors to read these documents when they become available because they will contain important information. Investors will be able to obtain free copies of the registration statement and proxy statement, as well as other filed documents containing information about Verizon and MCI, at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents at www.verizon.com/investor, or by request to Verizon Communications Inc., Investor Relations, 1095 Avenue of the Americas, 36th Floor, New York, NY 10036. Free copies of MCI’s filings are available at www.mci.com/about/investor_relations, or by request to MCI, Inc., Investor Relations, 22001 Loudoun County Parkway, Ashburn, VA 20147.

Verizon, MCI, and their respective directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from MCI shareholders with respect to the proposed transaction. Information about Verizon’s directors and executive officers is available in Verizon’s proxy statement for its 2004 annual meeting of shareholders, dated March 15, 2004. Information about MCI’s directors and executive officers is available in MCI’s annual report on Form 10-K for the year ended December 31, 2003. Additional information about the interests of potential participants will be included in the registration statement and proxy statement and other materials filed with the SEC.

NOTE: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; the timing, scope and financial impacts of our deployment of fiber-to-the-premises broadband technology; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; a significant change in the timing of, or the imposition of any government conditions to, the closing of our business combination transaction with MCI, Inc.; actual and contingent liabilities in connection with the MCI transaction; and the extent and timing of our ability to obtain revenue enhancements and cost savings following the MCI transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: March 7, 2005	/s/ David H. Benson
David H. Benson Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
99	Attached as an exhibit hereto is a press release dated March 7, 2005 issued by Verizon Communications Inc. (Verizon) containing additional information pertaining to Verizon’s March 4, 2005 dividend declaration and Verizon’s previously announced acquisition agreement with MCI, Inc.